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                                                                      Exhibit 11



                          Harmon Industries, Inc.

                                 Form 10-Q

                     Computation of Per Share Earnings

                 (in thousands, except earnings per share)


                                                              Three Months ended June 30,
                                                             ---------------------------
                                                                 1999          1998
                                                                 ----          ----
Basic:
Net earnings                                                    $ 1,379       $ 4,602
                                                                =======       =======


Weighted average shares outstanding                              11,023        10,534
Shares representing unearned compensation                           (11)          (10)
                                                                -------       -------
   Total                                                         11,012        10,524
                                                                =======       =======
Basic earnings per share                                        $  0.13       $  0.44
                                                                =======       =======

Diluted:
Net earnings                                                    $ 1,379       $ 4,602
                                                                =======       =======

Weighted average shares outstanding                              11,023        10,534
Shares representing unearned compensation                           (11)          (10)
Equivalent shares under option plans                                 99           161
                                                                -------       -------
   Total                                                         11,111        10,685
                                                                =======       =======
Diluted earnings per share                                      $  0.12       $  0.43
                                                                =======       =======


                                                               Six Months ended June 30,
                                                              ---------------------------
                                                                  1999          1998
                                                                  ----          ----
Basic:
Net earnings                                                    $ 2,582       $ 7,414
                                                                =======       =======

Weighted average shares outstanding                              10,884        10,514
Shares representing unearned compensation                           (11)          (11)
                                                                -------       -------
   Total                                                         10,873        10,503
                                                                =======       =======
Basic earnings per share                                        $  0.24       $  0.71
                                                                =======       =======

Diluted:
Net earnings                                                    $ 2,582       $ 7,414
                                                                =======       =======

Weighted average shares outstanding                              10,884        10,514
Shares representing unearned compensation                           (11)          (11)
Equivalent shares under option plans                                115           144
                                                                -------       -------
   Total                                                         10,988        10,647
                                                                =======       =======
Diluted earnings per share                                      $  0.23       $  0.70
                                                                =======       =======


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